GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED JUNE 30, 2018

Disclaimer Some of the statements in this presentation constitute forward-looking statements, Such forward-looking statements may include statements preceded which relate to future events or our future performance or financial condition. The by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” forward-looking statements contained in this presentation involve risks and “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” uncertainties, including statements as to: our future operating results; our business “potential,” “plan” or similar words. prospects and the prospects of our portfolio companies; the effect of investments We have based the forward-looking statements included in this presentation on that we expect to make and the competition for those investments; our contractual information available to us on the date of this presentation. Actual results could arrangements and relationships with third parties; actual and potential conflicts of differ materially from those anticipated in our forward-looking statements and future interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other results could differ materially from historical performance. You are advised to affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our consult any additional disclosures that we may make directly to you or through future success on the general economy and its effect on the industries in which we reports that we have filed or in the future may file with the Securities and Exchange invest; the ability of our portfolio companies to achieve their objectives; the use of Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on borrowed money to finance a portion of our investments; the adequacy of our Form 10-Q, current reports on Form 8-K and registration statements on Form N-2. financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and This presentation contains statistics and other data that have been obtained from or other external factors; the ability of GC Advisors to locate suitable investments for compiled from information made available by third-party service providers. We have us and to monitor and administer our investments; the ability of GC Advisors or its not independently verified such statistics or data. affiliates to attract and retain highly talented professionals; our ability to qualify and In evaluating prior performance information in this presentation, you should maintain our qualification as a regulated investment company and as a business remember that past performance is not a guarantee, prediction or projection of development company; general price and volume fluctuations in the stock markets; future results, and there can be no assurance that we will achieve similar results in the impact on our business of the Dodd-Frank Wall Street Reform and Consumer the future. Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. 2

Summary of Quarterly Results Third Fiscal Quarter 2018 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended June 30, 2018 was $21.7 million, or $0.36 per share, as compared to $23.0 million, or $0.39 per share, for the quarter ended March 31, 2018. − Net investment income for the quarter ended June 30, 2018 was $18.7 million, or $0.31 per share, as compared to $18.5 million, or $0.31 per share, for the quarter ended March 31, 2018. Excluding a $0.7 million accrual for the capital gain incentive fee, net investment income for the quarter ended June 30, 2018 was $19.4 million, or $0.331 per share, as compared to $19.3 million, or $0.321 per share, excluding a $0.8 million accrual for the capital gain incentive fee for the prior quarter. − Net asset value per share rose from $16.11 to $16.15, a new record high. − Net realized and unrealized gain on investments and foreign currency of $3.0 million, or $0.05 per share, for the quarter ended June 30, 2018 was the result of $14.8 million of net realized gains and $11.8 million of net unrealized depreciation. This compares to a net realized and unrealized gain on investments of $4.5 million, or $0.08 per share, for the prior quarter. − New middle-market investment commitments totaled $195.8 million for the quarter ended June 30, 2018 . Including investments of $2.6 million in Senior Loan Fund LLC (“SLF”), total new investment commitments were $198.5 million. Approximately 12% of the new investment commitments were senior secured loans, 86% were one stop loans, 1% were investments in SLF, and 1% were investments in equity securities and subordinated debt. Overall, total investments in portfolio companies at fair value increased by approximately 2.2%, or $38.7 million, during the quarter ended June 30, 2018. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, including the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. As of June 30, 2018, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $8.0 million, of which $2.6 million was payable as a capital gain incentive fee pursuant to the Investment Advisory Agreement as of June 30, 2018. Any payment due under the terms of the Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid a capital gain incentive fee in the amount of $1.2 million, calculated in accordance with the Investment Advisory Agreement as of December 31, 2017. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per share. 3

Financial Highlights

	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Earnings per share	$ 0.35	$ 0.38	$ 0.36	$ 0.39	$ 0.36
Net investment income per share	0.31	0.31	0.31	0.31	0.31
Accrual for capital gain incentive fee per share	0.01	0.01	0.01	0.01	0.02
Net investment income before accrual for capital gain incentive fee per share [1]	0.32	0.32	0.32	0.32	0.33
Net realized/unrealized gain (loss) per share	0.04	0.07	0.05	0.08	0.05
Net asset value per share	**16.01**	**16.08**	**16.04**	**16.11**	**16.15**
Distributions paid per share	0.32	0.32	0.40[2]	0.32	0.32

	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Investments in Portfolio Companies, at Fair Value (000s)	$ 1,692,929	$ 1,590,000	$ 1,631,781	$ 1,664,816	$ 1,705,936
Investments in Senior Loan Fund LLC ("SLF"), at Fair Value (000s)	$ 108,879	$ 95,015	$ 91,591	$ 94,991	$ 92,579
Total Fair Value of Investments (000s)	$ 1,801,808	$ 1,685,015	$ 1,723,372	$ 1,759,807	$ 1,798,515
Number of Portfolio Company Investments [3]	188	185	190	189	192
Average Investment Size (000s) [3]	$ 9,005	$ 8,595	$ 8,588	$ 8,809	$ 8,885
Fair Value as a Percentage of Principal (Loans)	99.0%	98.9%	99.1%	99.1%	99.2%

1. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which may not be contractually payable under the terms of the Investment Advisory Agreement. In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. As of June 30, 2018 the capital gain incentive fee accrual under GAAP is $8.0 million and the payable as calculated under the Investment Advisory Agreement for the period ended June 30, 2018 is $2.6 million. Any payment due under the terms of the Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid a capital gain incentive fee in the amount of $1.2 million, calculated in accordance with the Investment Advisory Agreement as of December 31, 2017. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
2. Includes a special distribution of $0.08 per share.
3. Excludes SLF.

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Portfolio Highlights – New Originations Originations and Net Funds Growth − New investment commitments totaled $198.5 million for the quarter ended June 30, 2018. − Total investments at fair value increased by 2.2%, or $38.7 million, as of June 30, 2018 from March 31, 2018. Select Portfolio Funds Roll Data (in millions) Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 New Investment Commitments $ 241.9 $ 128.9 $ 142.2 $ 138.4 $ 198.5 Exits and Sales of Investments 1 169.4 251.7 101.9 105.9 157.0 Net Funds Growth 2 67.8 (116.8) 38.4 36.4 38.7 Asset Mix of New Investments Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Senior Secured 11% 14% 27% 20% 12% One Stop 88% 85% 72% 77% 86% Second Lien 0% 0% 0% 0% 0% Subordinated Debt 0% 0% 0% 0% 0% 3 Investment in SLF 0% 0% 0% 2% 1% Equity 1% 1% 1% 1% 1% 1. Includes full and partial payoffs and sales to SLF. 2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc. 3. Represents an amount less than 1% 5

Portfolio Highlights – Portfolio Diversity as of June 30, 2018 Investment Portfolio $1,706mm1 // 192 Investments1 – Average Size $8.9mm Historical Investment Portfolio ($mm) $2,000 $1,802 $1,799 $1,760 $1,800 $1,723 6% 5% $1,685 5% 5% 2% 3% 6% 3% $1,600 3% 1% 3% 1% 1% 1% 1% Inv. in SLF $1,400 Equity $1,200 Sub. Debt 2 $1,000 79% 79% 80% 80% 80% Second Lien $800 One Stop $600 Senior $400 Secured $200 11% 11% 11% 11% 12% $- Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 1. Excludes investment in SLF. 2. The subordinated debt investments held in all periods presented represent an amount less than 1.0% 6

Portfolio Highlights – Portfolio Diversity as of June 30, 2018 Diversity by Investment Size Industry Diversity of Investments SLF Top 10 5% Investments Diversified/Conglomerate Service 24% 20% Healthcare, Education and Childcare 21% Retail Stores 6% Electronics 6% Top 25 Investments Beverage, Food and Tobacco 5% Remaining 37% 167 Investments Diversified/Conglomerate Manufacturing 5% 58% Leisure, Amusement, Motion Pictures, Entertainment 5% Personal and Non Durable Consumer Products (Mfg. Only) Interest Rate on Loans1 4% % Fixed - 0.4% Buildings and Real Estate 4% Personal, Food and Miscellaneous Services 4% SLF 5% Other 11% 99.6% Floating 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 7

Portfolio Highlights – Spread Analysis

Portfolio Rotation – Debt Investments	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Weighted average interest rate of new investments [1]	7.3%	7.3%	7.5%	8.4%	7.8%
Weighted average interest rate on investments that were sold or paid-off [2]	7.9%	7.3%	7.6%	7.9%	8.2%
Weighted average spread over LIBOR of new floating rate investments	6.0%	6.0%	6.0%	6.4%	5.7%
Weighted average interest rate of new fixed rate investments	7.5%	8.3%	N/A	9.9%	8.0%
Weighted average fees on new investments	1.6%	1.3%	1.4%	1.5%	1.0%


10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
8.7%
8.5%
8.5%
8.8%
9.1%
7.9%
7.8%
7.9%
8.2%
8.5%
5.0%
4.7%
4.6%
5.0%
5.0%
3.7%
3.8%
3.9%
3.9%
4.1%
1.3%
1.3%
1.7%
2.3%
2.3%
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Investment income yield 3
Income yield 4
Weighted average cost of debt 5
Weighted average net investment spread 6
3-Month London Interbank Offered Rate ("LIBOR")

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR, EURIBOR, or Prime rate option, the contractual rate is calculated using current LIBOR or EURIBOR at the time of funding, the spread over LIBOR or EURIBOR and the impact of any LIBOR or EURIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.
2. Excludes exits on investments on non-accrual status.
3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF prior to its redemption on December 30, 2016, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
4. Income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
5. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.
6. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.

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Portfolio Highlights – Credit Quality Credit Quality – Investment Portfolio − Fundamental credit quality as of June 30, 2018 remained strong with over 90% of the investments in our portfolio having an Internal Performance Rating1 of 4 or higher as of June 30, 2018. − During the quarter ended June 30, 2018, the number of non-accrual investments increased from one to three investments. Non-accrual investments at June 30, 2018 as a percentage of total investments at cost and fair value were 1.2% and 0.8%, respectively. Non-Accrual – Debt Investments Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Non-accrual investments at amortized cost (000s) $ 10,221 $ 10,221 $ 5,936 $ 4,503 $ 19,348 Non-accrual investments / Total investments at amortized cost 0.6% 0.6% 0.3% 0.3% 1.2% Non-accrual investments at fair value (000s) $ 3,407 $ 2,955 $ 1,825 $ 1,829 $ 13,262 Non-accrual investments / Total investments at fair value 0.2% 0.2% 0.1% 0.1% 0.8% 1. Please see Internal Performance Ratings definitions on the following page. 9

Portfolio Highlights – Portfolio Ratings Portfolio Risk Ratings December 31, 2017 March 31, 2018 June 30, 2018 Investments at % of Investments at % of Investments at % of Internal Fair Value Total Fair Value Total Fair Value Total Performance Rating (000s) Portfolio (000s) Portfolio (000s) Portfolio 5 $ 137,146 8.0% $ 219,056 12.4% $ 188,815 10.5% 4 $ 1,411,330 81.9% $ 1,362,836 77.4% $ 1,437,556 79.9% 3 $ 170,010 9.9% $ 174,033 9.9% $ 157,032 8.7% 2 $ 3,720 0.2% $ 2,702 0.2% $ 15,102 0.9% 1 $ 1,166 0.0% $ 1,180 0.1% $ 10 0.0% Total $ 1,723,372 100.0% $ 1,759,807 100.0% $ 1,798,515 100.0% Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination * Represents an amount less than 0.1%. 10

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except per share data)	As of June 30, 2017 (unaudited)	September 30, 2017 (audited)	December 31, 2017 (unaudited)	March 31, 2018 (unaudited)	June 30, 2018 (unaudited)
Assets					
Investments, at fair value	$ 1,801,808	$ 1,685,015	$ 1,723,372	$ 1,759,807	$ 1,798,515
Cash, cash equivalents, and foreign currencies	12,827	3,988	5,750	5,868	6,925
Restricted cash and cash equivalents	33,042	58,570	71,380	42,488	65,282
Other assets	7,362	6,603	6,825	7,870	6,853
Total Assets	$ 1,855,039	$ 1,754,176	$ 1,807,327	$ 1,816,033	$ 1,877,575
Liabilities					
Debt	$ 883,400	$ 781,100	$ 828,300	$ 835,200	$ 875,950
Unamortized debt issuance costs	(4,284)	(4,273)	(3,514)	(3,920)	(3,128)
Other borrowings[1]	406	-	-	-	9,425
Interest payable	6,274	3,800	6,132	2,662	6,783
Management and incentive fee payable	13,404	13,215	15,506	15,159	16,749
Other liabilities	7,620	2,388	2,601	2,576	2,474
Total Liabilities	906,820	796,230	849,025	851,677	908,253
Total Net Assets	948,219	957,946	958,302	964,356	969,322
Total Liabilities and Net Assets	$ 1,855,039	$ 1,754,176	$ 1,807,327	$ 1,816,033	$ 1,877,575
Net Asset Value per Share	$ 16.01	$ 16.08	$ 16.04	$ 16.11	$ 16.15
GAAP leverage	0.94x	0.82x	0.87x	0.87x	0.92x
Regulatory leverage [2]	0.63x	0.54x	0.59x	0.58x	0.63x
Asset coverage [2]	258.4%	285.2%	269.8%	272.3%	258.5%
Number of common shares outstanding	59,235,174	59,577,293	59,741,248	59,867,531	60,006,524

1. Includes secured borrowings, at fair value and other short term borrowings
2. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business investment company ("SBIC") subsidiaries from our 200% asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of our SBICs.

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Quarterly Operating Results For the three months ended (Dollar amounts in 000s, June 30, 2017 September 30, 2017 December 31, 2017 March 31, 2018 June 30, 2018 except share and per share data) (unaudited) (unaudited) (unaudited) (unaudited) (unaudited) Investment Income Interest income $ 33,249 $ 33,549 $ 33,354 $ 34,369 $ 35,877 Dividend income 1,169 1,066 2,562 1,866 2,060 Fee income 990 335 534 662 459 Total Investment Income 35,408 34,950 36,450 36,897 38,396 Expenses Interest and other debt financing expenses 8,099 8,155 7,714 7,906 8,556 Base management fee 6,059 6,072 5,930 5,929 6,125 Incentive fee – net investment income 1,485 440 2,158 2,191 2,832 Incentive fee – capital gains 588 845 713 820 741 Other operating expenses 1,369 1,200 1,424 1,523 1,426 Total Expenses 17,600 16,712 17,939 18,369 19,680 Net Investment Income 17,808 18,238 18,511 18,528 18,716 Net Gain (Loss) on Investments, Secured Borrowings and Foreign Currency Net realized gain (loss) on investments and foreign currency (3,209) 11,018 481 (618) 14,839 transactions Net unrealized appreciation (depreciation) on investments, secured 5,512 (6,803) 2,323 5,122 (11,835) borrowings and foreign currency translation Net gain (loss) on investments, secured borrowings and foreign 2,303 4,215 2,804 4,504 3,004 currency Net Increase in Net Assets Resulting from Operations $ 20,111 $ 22,453 $ 21,315 $ 23,032 $ 21,720 Per Share Earnings Per Share $ 0.35 $ 0.38 $ 0.36 $ 0.39 $ 0.36 Net Investment Income Per Share $ 0.31 $ 0.31 $ 0.31 $ 0.31 $ 0.31 Distributions Paid $ 0.32 $ 0.32 $ 0.401 $ 0.32 $ 0.32 Weighted average common shares outstanding 57,719,505 59,448,470 59,584,421 59,744,054 59,872,113 1. Includes a special distribution of $0.08 per share 12

Financial Performance Highlights Quarterly Distributions Annualized Return on Average Equity1 $0.50 12% $0.40 $0.40 $0.08 9.7% $0.30 10% 9.3% 5 qtr. 8.8% 8.8% 9.0% wtd. avg.: $0.20 9.1% $0.32 $0.32 $0.32 $0.32 $0.32 8% $0.10 $0.00 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 6% Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Regular Distribution Special Distribution Net Income GBDC Quarterly NAV per Common Share Since FY 2014 Q1 $16.48 $16.37 $16.44 $16.50 $16.26 $16.33 $16.13 $16.25 $15.96 $15.99 $15.89 $15.85 $15.88 $16.00 $15.74 $15.80 $16.15 $15.55 $15.55 $15.61 $16.08 $16.04 $16.11 $15.75 $15.44 $15.96 $16.01 $15.41 $15.89 $15.85 $15.88 $15.88 $15.50 $15.23 $15.74 $15.80 $15.74 $15.61 $15.25 $15.55 $15.55 $15.41 $15.44 $15.00 $15.23 $14.75 $14.50 $14.25 $14.00 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Net Asset Value per Common Share Net Asset Value per Common Share If No Special Distributions Were Paid2 1. The net income annualized return on average equity is calculated as (a) the net increase in net assets resulting from operations for the period presented divided by (b) the daily average of total net assets and does not represent a return to any investor in the Company. 2. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it highlights the changes in NAV per common share for each quarter excluding the impact of special distributions that were paid and shows the pro forma change to the Company’s NAV after payment of regular distributions. 13

Portfolio Highlights – Senior Loan Fund LLC

- The annualized quarterly return was 6.2% for the quarter ended June 30, 2018. The quarterly return was negatively impacted by mark-to-market unrealized losses on two portfolio company investments and below target leverage.
- Total investments at fair value for the quarter ended June 30, 2018 were $226.0 million, a decrease of 11.5%, or $29.5 million, from March 31, 2018.
- Subject to leverage and borrowing base restrictions, as of June 30, 2018, SLF had approximately $76.5 million of remaining commitments and $1.0 million of availability on its revolving credit facility.

(Dollar amounts in 000s)

	As of				
Balance Sheet	June 30, 2017 (unaudited)	September 30, 2017 (audited)	December 31, 2017 (unaudited)	March 31, 2018 (unaudited)	June 30, 2018 (unaudited)
Total investments, at fair value	$ 322,261	$ 300,930	$ 279,251	$ 255,500	$ 226,036
Cash and other assets	8,951	5,305	5,864	10,024	3,749
Total assets	$ 331,212	$ 306,235	$ 285,115	$ 265,524	$ 229,785
Senior credit facility	$ 204,900	$ 197,700	$ 180,150	$ 156,550	$ 123,500
Unamortized debt issuance costs	(110)	(712)	(345)	(211)	(84)
Other liabilities	1,989	658	635	623	565
Total liabilities	206,779	197,646	180,440	156,962	123,981
Subordinated debt and members' equity	124,433	108,589	104,675	108,562	105,804
Total liabilities and members' equity	$ 331,212	$ 306,235	$ 285,115	$ 265,524	$ 229,785
Senior leverage	1.65x	1.82x	1.72x	1.44x	1.17x

(Dollar amounts in 000s)

	For the three months ended				
GBDC Return on Investments in SLF	June 30, 2017 (unaudited)	September 30, 2017 (unaudited)	December 31, 2017 (unaudited)	March 31, 2018 (unaudited)	June 30, 2018 (unaudited)
Total income (loss)	$ 990	$ 2,674	$ 2,741	$ 1,141	$ 1,475
Annualized total return [1]	3.4%	10.2%	11.4%	5.0%	6.2%

1. The Company's annualized return on investments in SLF is calculated by dividing total income (loss) earned on the Company's investments in SLF by the daily average of its investments in the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on the Company's investments in SLF and the income from such investments.

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Liquidity and Investment Capacity Cash and Cash Equivalents − Unrestricted cash and cash equivalents totaled $6.9 million as of June 30, 2018. − Restricted cash and cash equivalents totaled $65.3 million as of June 30, 2018. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facility subsidiary and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities - Availability − Revolving Credit Facility –As of June 30, 2018, subject to leverage and borrowing base restrictions, we had approximately $22.5 million of remaining commitments and availability on our $170.0 million revolving credit facility. − SBIC Debentures – As of June 30, 2018, through our SBIC licensees, we had $37.5 million of unfunded debenture commitments, of which $9.5 million was available to be drawn, subject to customary SBA regulatory requirements. − GC Advisors Revolver– As of June 30, 2018, we had $20.0 million of remaining commitments and availability on our $20.0 million unsecured line of credit with GC Advisors. Debt Facilities - New − On July 20, 2018, we closed on a new $300.0 million credit facility with Morgan Stanley. The credit facility bears an interest rate equal to the one-month LIBOR plus 1.90% during the revolving availability period that extends through January 18, 2019 and has a final maturity date of March 20, 2019. In connection with this new credit facility, we redeemed all of the outstanding notes issued under the 2010 Debt Securitization and following such redemption, the agreements governing this debt securitization were terminated. 15

Debt Facilities*

2010 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-Refi Notes	Aaa/AAA	$205.0	3-Month LIBOR + 1.90%	July 20, 2023	July 20, 2018
Total Notes Issued [1,2]		**$205.0**			

2014 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1-R Notes	Aaa/AAA	$191.0	3-Month LIBOR + 0.95%	April 25, 2026	April 28, 2018
Class A-2-R Notes	Aaa/AAA	$20.0	3-Month LIBOR + 0.95%	April 25, 2026	April 28, 2018
Class B-R Notes	Aa1/AA	$35.0	3-Month LIBOR + 1.40%	April 25, 2026	April 28, 2018
Total Notes Issued [3]		**$246.0**			

Debt Facilities

Issuer	Amount Outstanding ($mm)	Maximum Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Wells Fargo Revolving Credit Facility	$147.5	$170.0	1-Month LIBOR + 2.15%	September 28, 2022	September 27, 2018
GC SBIC IV, L.P.	$115.0	$115.0	3.2% [4]	10-year maturity after drawn	N/A
GC SBIC V, L.P.	$150.0	$150.0	3.5% [4]	10-year maturity after drawn	N/A
GC SBIC VI, L.P.	$12.5	$50.0	3.1% [4]	10-year maturity after drawn	N/A
GC Advisors Revolving Credit Facility	$0.0	$20.0	Applicable Federal Rate	June 22, 2019	N/A

* Information is presented as of June 30, 2018.
1. The Class B-Refi and Subordinated Notes issued in the 2010 Debt Securitization, as amended in October 2016, totaling $10.0 million and $135.0 million, respectively, were retained by us.
2. The notes issued in the 2010 Debt Securitization were redeemed on July 20, 2018 and the agreements governing the securitization were terminated.
3. The Class C-R Notes and LLC Equity Interests issued in the 2014 Debt Securitization, totaling $37.5 million and $119.1 million, respectively, were retained by us.
4. The SBA debentures have interest rates that are fixed at various pooling dates and the interest presented represents the weighted average rate on all outstanding debentures for each licensee as of June 30, 2018.

GOLUB CAPITAL

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Common Stock and Distribution Information Common Stock Data Fiscal Year Ended September 30, 2017 High Low End of Period First Quarter $18.76 $17.55 $18.39 Second Quarter $19.88 $18.38 $19.88 Third Quarter $20.44 $19.10 $19.12 Fourth Quarter $19.71 $18.24 $18.82 Fiscal Year Ending September 30, 2018 High Low End of Period First Quarter $19.41 $18.20 $18.20 Second Quarter $18.44 $17.62 $17.89 Third Quarter $18.67 $17.83 $18.30 Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) November 14, 2016 December 12, 2016 December 29, 2016 $0.32 Quarterly $17,619 November 14, 2016 December 12, 2016 December 29, 2016 $0.25 Special $13,765 February 7, 2017 March 7, 2017 March 30, 2017 $0.32 Quarterly $17,676 May 4, 2017 June 6, 2017 June 29, 2017 $0.32 Quarterly $18,3571 August 2, 2017 September 6, 2017 September 29, 2017 $0.32 Quarterly $19,0261 November 17, 2017 December 12, 2017 December 28, 2017 $0.32 Quarterly $19,0651 November 17, 2017 December 12, 2017 December 28, 2017 $0.08 Special $ 4,7661 February 6, 2018 March 8, 2018 March 30, 2018 $0.32 Quarterly $19,117 May 4, 2018 June 8, 2018 June 28, 2018 $0.32 Quarterly $19,158 1 August 7, 2018 September 7, 2018 September 28, 2018 $0.32 Quarterly $19,202 1. Estimated based on 60,006,524 of shares outstanding as of June 30, 2018. 17